VININGS INVESTMENT PROPERTIES, L.P.

                             EIGHTH AMENDMENT TO THE
              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP



     This Eighth Amendment to the Amended and Restated Agreement of Limited Partnership of Vinings Investment Properties, L.P. is made as of March 1, 2000 by Vinings Investment Properties Trust, a Massachusetts business trust, as general partner (the "General Partner") of Vinings Investment Properties, L.P., a Delaware limited partnership (the "Partnership"), Hallmark Group Real Estate Services Corp. (the "Withdrawing Limited Partner") and Peter D. Anzo (the "Substituted Limited Partner") for the purpose of amending the Amended and Restated Agreement of Limited Partnership of the Partnership dated June 30, 1997, as amended (the "Partnership Agreement"). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Partnership Agreement.

     WHEREAS, the Withdrawing Limited Partner has made a capital contribution and has been admitted as a Limited Partner of the Partnership; and

     WHEREAS, the Withdrawing Limited Partner desires to withdraw as a Limited Partner from the Partnership and transfer its entire Limited Partner interest in the Partnership to the Substituted Limited Partner and the General Partner has consented to such transfer;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


Section 1. Transfer of Limited Partner's Interest.
--------------------------------------------------

     (a) The Withdrawing Limited Partner does hereby sell, grant, convey, transfer, assign, set over and deliver unto the Substituted Limited Partner all of its interest in the Partnership, including, but not limited to, all rights to distributions and returns of capital (the "Interest").

     To have and to hold the Interest, together with all and singular rights, privileges and appurtenances thereto, and anywise belonging or in any way appertaining to the Withdrawing Limited Partner unto the Substituted Limited Partner, its successors and assigns, forever.

     (b) The Withdrawing Limited Partner hereby represents and warrants that it is the sole owner of legal and beneficial title to all of the Interest, that it has made no previous assignment of the Interest and that it owns the Interest free and clear of all liens, claims and encumbrances and has full authority to transfer and convey the Interest.

     (c) Pursuant to Section 11.4 of the Partnership Agreement, the General Partner hereby consents to the transfer of the Interest from the Withdrawing Limited Partner to the Substituted Limited Partner pursuant to Section 11.3 A of the Partnership Agreement.

     (d) The change in limited partnership interests in the Partnership shall become effective as of the date of this Agreement.

THESE  SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE
SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND EXEMPTIONS FROM THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A
TRANSACTION WHICH IS EXEMPT UNDER SUCH ACTS OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACTS.


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Section 2.  Amendment to Partnership Agreement.
-----------------------------------------------------

     Pursuant to Sections 11.4 C and 14.1 B of the Partnership Agreement, the General Partner, as general partner of the Partnership and as attorney-in-fact for all its Limited Partners, hereby executes this instrument on their behalves and amends the Partnership Agreement by deleting Exhibit A thereto in its entirety and replacing it with the Exhibit A attached hereto.


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                            VININGS INVESTMENT PROPERTIES TRUST
                            As General Partner



                            By:    /s/ Stephanie A. Reed
                            --------------------------------
                            Name:      Stephanie A. Reed
                            Title:     Vice President




                            HALLMARK GROUP REAL ESTATE SERVICES CORP.
                            As Withdrawing Limited Partner



                            By:    /s/ Martin H. Petersen
                            --------------------------------
                            Name:      Martin H. Petersen
                            Title:     President



                            PETER D. ANZO
                            As Substituted Limited Partner



                            By:    /s/ Peter D. Anzo
                            --------------------------------
                            Name:      Peter D. Anzo